                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                 AUGUST 12, 1999
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)


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                          LOUISIANA-PACIFIC CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



                      ------------------------------------



        DELAWARE                     1-7107                     93-0609074
(STATE OF INCORPORATION)     (COMMISSION FILE NUMBER)         (IRS EMPLOYER
                                                          IDENTIFICATION NUMBER)


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                  111 S.W. FIFTH AVENUE, PORTLAND, OREGON 97204
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)


                                 (503) 221-0800
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)



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Item 5.  Other Events.

         On August 12, 1999, Louisiana-Pacific Corporation ("Louisiana-Pacific"), and Le Groupe Forex Inc., a Quebec company ("Forex"), entered into an amended and restated agreement (the "Amended and Restated Support Agreement") providing, on the terms and subject to the conditions set forth therein, for a tender offer (the "Offer") by Louisiana-Pacific or a wholly owned subsidiary thereof for all outstanding shares ("Shares") of Forex at Cdn. $33.00 per Share. Concurrently with entering into the Support Agreement, Louisiana-Pacific entered into an amended and restated agreement (the "Amended and Restated Lock-Up Agreement") with certain persons (collectively, the "Shareholder Group") who own approximately 42.4% of the Shares outstanding (on a fully diluted basis). Pursuant to the Amended and Restated Lock-Up Agreement, the members of the Shareholder Group agreed, among other things, to tender their Shares pursuant to the Offer. The Amended and Restated Support Agreement and the Amended and Restated Lock-up Agreement are filed as exhibits 2.1 and 2.2, respectively, to this report and incorporated herein by this reference.

         On August 18, 1999, a wholly owned subsidiary of Louisiana-Pacific (the "Offeror") commenced the Offer pursuant to a circular bid (the "Circular Bid"). The Circular Bid (excluding certain schedules thereto) is filed as exhibit 99.1 to this report and incorporated herein by this reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)  The following exhibits are filed herewith:

2.1 Amended and Restated Support Agreement, dated August 12, 1999, between Louisiana-Pacific and Forex.

2.2 Amended and Restated Lock-up Agreement, dated August 12, 1999, among Louisiana-Pacific and each of the parties identified in Schedule B thereof.

99.1     Circular Bid, dated August 16, 1999, of the Offeror.



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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   LOUISIANA-PACIFIC CORPORATION



                                   By: /s/ Gary C. Wilkerson
                                      ------------------------------------------
                                      Gary C. Wilkerson
                                      Vice President and General Counsel


Date:    August 18, 1999